AMENDMENT TO PRINCIPAL UNDERWRITING AGREEMENT

This Amendment to Principal Underwriting Agreement (this “Amendment”) is made this October 25, 2024 by and between Empower Funds, Inc., a Maryland corporation, (the “Fund”) and Empower Financial Services, Inc., a Delaware corporation (the “Distributor”).

WHEREAS, the Fund and Distributor are parties to that certain Principal Underwriting Agreement dated March 1, 2006, as amended (the “Agreement”); and

WHEREAS, the Fund and Distributor desire to amend the Agreement as set forth below.

NOW, THEREFORE, in consideration of the mutual promises and undertakings herein provided, the Fund and Distributor hereby agree as follows:

1.	Schedule A of the Agreement is deleted in its entirety and replaced with Schedule A attached hereto and incorporated herein.

2.	In the event of a conflict between the terms of this Amendment and the Agreement, the terms of this Amendment shall control.

3.	This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

4.	Except as amended by this Amendment, all other provisions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized at Greenwood Village, Colorado, on the day and year first written above.

EMPOWER FUNDS, INC.	EMPOWER FINANCIAL SERVICES, INC.

By: /s/ Kelly B. New	By: /s/ Robert Ettinger
Name: Kelly B. New	Name: Robert Ettinger
Title: Chief Financial Officer & Treasurer	Title: Vice President & Treasurer

Schedule A

Empower Bond Index Fund – Institutional and Investor

Empower Core Bond Fund – Institutional and Investor

Empower Core Strategies: Flexible Bond Fund – Institutional and Investor

Empower Core Strategies: Inflation-Protected Securities Fund – Institutional and Investor

Empower Core Strategies: International Equity Fund – Institutional and Investor

Empower Core Strategies: U.S. Equity Fund – Institutional and Investor

Empower Emerging Markets Equity Fund – Institutional and Investor

Empower Global Bond Fund – Institutional and Investor

Empower High Yield Bond Fund – Institutional and Investor

Empower Inflation-Protected Securities Fund – Institutional and Investor

Empower International Growth Fund – Institutional and Investor

Empower International Index Fund – Institutional and Investor

Empower International Value Fund – Institutional and Investor

Empower Large Cap Growth Fund – Institutional and Investor

Empower Large Cap Value Fund – Institutional, Investor, and Investor II

Empower Mid Cap Value Fund – Institutional and Investor

Empower Multi-Sector Bond Fund – Institutional and Investor

Empower Real Estate Index Fund – Institutional and Investor

Empower S&P 500® Index Fund – Institutional and Investor

Empower S&P Mid Cap 400® Index Fund – Institutional, Investor, and Class L

Empower S&P Small Cap 600® Index Fund – Institutional, Investor, and Class L

Empower Short Duration Bond Fund – Institutional and Investor

Empower Small Cap Growth Fund – Institutional and Investor

Empower Small Cap Value Fund – Institutional and Investor

Empower T. Rowe Price Mid Cap Growth Fund – Institutional and Investor

Empower U.S. Government Securities Fund – Institutional and Investor

Empower Aggressive Profile Fund – Institutional and Investor

Empower Conservative Profile Fund – Institutional, Investor, and Class L

Empower Moderate Profile Fund – Institutional, Investor, and Class L

Empower Moderately Aggressive Profile Fund – Institutional and Investor

Empower Moderately Conservative Profile Fund – Institutional, Investor, and Class L

Empower Lifetime 2015 Fund – Institutional, Investor and Service

Empower Lifetime 2020 Fund – Institutional, Investor and Service

Empower Lifetime 2025 Fund – Institutional, Investor and Service

Empower Lifetime 2030 Fund – Institutional, Investor and Service

Empower Lifetime 2035 Fund – Institutional, Investor and Service

Empower Lifetime 2040 Fund – Institutional, Investor and Service

Empower Lifetime 2045 Fund – Institutional, Investor and Service

Empower Lifetime 2050 Fund – Institutional, Investor and Service

Empower Lifetime 2055 Fund – Institutional, Investor and Service

Empower Lifetime 2060 Fund – Institutional, Investor and Service

Empower Lifetime 2065 Fund – Institutional, Investor and Service

Empower SecureFoundation® Balanced Fund – Institutional, Investor, Service, and Class L

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